SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 28, 2015


                        GLOBAL EQUITY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                      000-54557                 27-3986073
(State or other jurisdiction         (Commission             (I.R.S. Employer
    of incorporation)                File Number)         Identification Number)

               X3 Jumeirah Bay, Office 3305, Jumeirah Lake Towers
                                   Dubai, UAE
               (Address of Principal Executive Offices) (Zip Code)

      Registrant's telephone number, including area code: +971 (0) 42767576

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement  communication pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement  communication pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.133-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On July 28, 2015, the Global Equity International, Inc.'s Board of Directors elected Patrick V. Dolan to the Board of Directors. Since 2013, Mr. Dolan has served as a new business director for Global Equity Partners Plc., a fully owned subsidiary of Global Equity International, Inc. As of the date of this Current Report, the Company has agreed to maintain Mr. Dolan's compensation package at $132,300 per annum. Mr. Dolan has not been appointed to any Board committees as of the date of this Current Report. As of the date of this Current Report, there have been no transactions with Mr. Dolan that would require disclosure pursuant to Item 404(a) of Regulation S-K.

     Certain biographical information related to Mr. Dolan is set forth below.

PATRICK V. DOLAN, DIRECTOR

     As a senior figure from the software and technology industries with over 20 years' experience, Mr. Dolan has successfully held numerous senior management positions within large and small enterprises in the U.S., Asia Pacific and in Europe. Often hand selected and recruited, Patrick has proven himself as the right person to correct the issues that typically prevent the success of many companies today. Patrick's "Make it Work" approach, which has included providing the right amount of capital at the right time, building a focused and dedicated sales force, as well as infrastructure and restructuring changes, has made him standout as one of the best company restructuring professionals in recent times. Patrick possesses expertise and extensive knowledge in managing large global operations, which include such companies as Standard & Poors, Dow Jones,
Citibank, State Street and, more recently, Merchant Capital. His overachievements while with Merchant Capital not only produced a tremendous amount of new clientele, but it also allowed him the privilege of being introduced to a broader range of companies and professionals who came to him seeking professional assistance. Utilizing his broad range of business expertise, Patrick often placed himself in the middle of these situations and successfully produced the changes that were necessary to achieve the company's growth objectives. In the last 12 years, he has also worked within the technology and software sectors with small to medium sized companies, while expanding their operations and increasing revenues as part of their executive teams. Patrick has also worked closely with numerous Private Equity and Venture Capital Firms in Europe and the U.S., principally as an executive retained and placed within companies who were part of their investment portfolios. Patrick brings a wealth of experience from both an operational and capital raising perspective and has significant contacts across the financial markets.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2015

                                     GLOBAL EQUITY INTERNATIONAL, INC.


                                     By: /s/ Enzo Taddei
                                        ----------------------------------------
                                        Enzo Taddei
                                        Chief Financial Officer

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